EXHIBIT 10.2.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of March 21, 2012, by and between New Ulm Telecom, Inc. (the “Company”), and Barbara Bornhoft (the “Executive”).

RECITALS

A.	The Parties entered into an evergreen Executive Employment Agreement dated July 1, 2006 (the “Agreement”), a copy of which is attached hereto.

B.	On February 28, 2012, the Board of Directors of the Company voted to amend the terms of the written agreement as set forth below.

C.	The Parties now desire to confirm the action taken by the Board to amend the Agreement and reduce it to writing.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this Agreement, the Parties agree as follows:

1.	Subsection 5. D. (2) of the Agreement shall be amended to read as follows:

Base salary, at the annualized rate in effect on the date of termination, for a period of twenty-four (24) months following such termination.

2.	Subsection 5. E. (2) of the Agreement shall be amended to read as follows:

Lump sum award equal to twenty-four (24) months of base salary, paid following termination.

3.	The Agreement shall remain unchanged in all other respects and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Addendum to be effective as of the date first written above.

NEW ULM TELECOM, INC.

By:	/s/ James P. Jensen	Dated:	March 21, 2012
James P. Jensen, Chairman of the Board

By:	/s/ Barbara A.J. Bornhoft	Dated:	March 21, 2012
Barbara A.J. Bornhoft/COO

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